EXHIBIT 99.1


 Nektar Announces Financial Results for the Year and Fourth Quarter 2006

    SAN CARLOS, Calif.--(BUSINESS WIRE)--Feb. 28, 2007--Nektar
Therapeutics (Nasdaq:NKTR) today announced its financial results for the year and fourth quarter ended December 31, 2006, which are in line with the company's financial guidance for 2006.

    For 2006, Nektar reported total revenue of $217.7 million, compared to $126.3 million in 2005. In 2006, product sales and royalty revenue was $153.6 million compared to $29.4 million in 2005; contract research revenue was $56.3 million compared to $81.6 for 2005. Revenue for 2006 related to Exubera(R) (insulin human (rDNA origin))
Inhalation Powder was $110.2 million.

    As of December 31, 2006, Nektar had cash, cash equivalents, and short- and long-term investments of $467.0 million compared to $490.9 million as of September 30, 2006.

    For 2006, Nektar reported a generally accepted accounting principles (GAAP) net loss of $154.8 million or $(1.72) per share compared to a GAAP net loss in 2005 of $185.1 million or $(2.15) per share. For 2006, Nektar reported a non-GAAP net loss of $92.3 million or $(1.03) per share compared to a non-GAAP net loss for 2005 of $111.9 million or $(1.30) per share. The non-GAAP net loss for 2006 excludes $17.3 million of SFAS 123R stock-based compensation charges, a $17.7 million charge for a litigation settlement with the University of Alabama Huntsville, a $5.5 million for impairment of long lived assets, and $21.9 million in severance and restructuring charges. The non-GAAP net loss for 2005 excludes the charge of $65.3 million for non-cash impairment of goodwill and write-off of certain fixed assets related to Nektar's United Kingdom subsidiary and $7.9 million for purchased in-process research and development expense associated with the acquisition of Aerogen, Inc. See the supplemental table attached to this press release entitled "Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures."

    "Over the years, Nektar has built a strong diversified business with a rich pipeline of partner and proprietary products developed from leading-edge pulmonary and PEGylation technology," said Howard W. Robin, president and chief executive officer. "I am convinced that tremendous additional shareholder value can be created by leveraging these innovative technology platforms into a strong and differentiated product pipeline for Nektar. In addition, we are excited about the positive response of patients on Exubera, the most important innovation in insulin delivery in the last 80 years. We are confident in the potential of Exubera, and are working closely with Pfizer to make this product a success."

    For the three months ended December 31, 2006, Nektar reported total revenue of $69.9 million compared to $32.9 million in the same period in 2005. For the three months ended December 31, 2006, product sales and royalty revenue was $55.6 million compared to $9.1 million in the same period in 2005. Contract research revenue was $12.1 million compared to $18.9 million in the same period in 2005. For the three months ended December 31, 2006, Exubera product sales and royalty revenue was $39.8 million.

    The company's GAAP net loss was $38.9 million or $(0.43) per share for the three months ended December 31, 2006, compared to a GAAP net loss of $108.1 million or $(1.23) per share in the same period 2005. The company's non-GAAP net loss was $29.0 million or $(0.32) per share for the three months ended December 31, 2006 compared to a non-GAAP net loss of $34.9 million or $(0.40) per share in the three months ended December 31, 2005. The non-GAAP net loss for the three months ended December 31, 2006 excludes $4.0 million of SFAS 123R stock-based compensation charges and $5.5 million for impairment of long lived assets. The non-GAAP net loss for the three months ended December 31, 2005 excludes the charge of $65.3 million for non-cash impairment of goodwill and the write-off of certain fixed assets related to Nektar's United Kingdom subsidiary and $7.9 million for purchased in-process research and development expense associated with the acquisition of Aerogen, Inc. See the supplemental table attached to this press release entitled, "Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures."

    Financial Outlook for 2007

    Today Nektar is reiterating its full year 2007 financial performance estimates, provided on November 2, 2006. The company's financial guidance for 2007 is as follows:

-- Total revenue in the range of $210 to $250 million, including
    Exubera product and royalty revenue of $110 to $130 million, with most of the estimated Exubera revenue based on estimated manufacturing sales of Exubera to Pfizer;

-- GAAP net loss of $110 to $130 million;

-- Non-GAAP net loss of $75 to $95 million. The non-GAAP net loss estimated range excludes approximately $25 million of estimated SFAS 123R stock-based compensation charges and $10 million Aerogen restructuring costs. See the supplemental table attached to this press release entitled "Reconciliation of Non-GAAP Projected Financial Guidance for 2007."

    Highlights of the Past Year

-- New President and CEO Howard W. Robin joined Nektar on January 15,
    2007, bringing more than 25 years of successful biopharmaceutical experience managing clinical development and commercial operations.

-- Exubera was approved in the U.S., EU, Mexico, and Brazil with launches in the U.S., U.K., Germany, and Ireland. Pfizer commenced a phased launch in the U.S. focusing on the education of endocrinologists and most recently primary care physicians, diabetes educators, and pharmacists.

-- Nektar made advances in its proprietary product development programs, where the company is applying its pulmonary and PEGylation platform technology to develop new and improved medicines from existing molecules. Progress included:

   -- Phase 2 trials were conducted for the inhaled antibiotics
       (amikacin) product candidate;

   -- The Amphotericin B Inhalation Powder (ABIP) product candidate was granted orphan drug designation in the U.S. and EU; and fast-track designation in the U.S.; and

   -- A human proof-of-concept trial was completed for a pain-related product candidate under development with the company's
       PEGylation technology.

-- Product candidates were also advanced in the company's partner pipeline, where leading pharmaceutical and biotechnology companies have created unique products using Nektar pulmonary or PEGylation technology. Progress included:

   -- UCB's Cimzia for Crohn's disease was filed for regulatory approval in the U.S. and EU;

   -- Affymax, Inc., initiated and completed a Phase 2 clinical trial of Hematide(TM) to treat anemia in cancer patients; and

   -- Zelos Therapeutics' inhaled parathyroid hormone-analogue for osteoporosis entered Phase 1 trials.

    About Nektar Pulmonary Technology

    The company's Pulmonary Technology uses innovative molecular formulations and novel inhalers designed for ease-of-use to improve or enable administration of medicines to and through the lungs for both lung diseases and systemic conditions. Nektar has two proprietary pulmonary anti-infective products currently in clinical development and four additional pulmonary products in the clinic with various partners. Exubera, which has been approved in the U.S., EU, Brazil and Mexico, is the first approved product using Nektar Pulmonary Technology and is the result of a developmental collaboration between Pfizer Inc and Nektar.

    About Nektar PEGylation Technology

    The company's PEGylation Technology has the potential to minimize the invasiveness and improve the safety and efficacy of therapeutic agents by increasing drug circulation time in the bloodstream, decreasing immunogenicity and dosing frequency, increasing bioavailability and improving drug solubility and stability. It is based on the use of non-toxic polyethylene glycol (PEG) polymers, which can be attached to most major drug classes, including proteins, peptides, antibody fragments, small molecules, and other drugs and is used in eight approved products in the U.S. and/or Europe today. Two other products using Nektar PEGylation have been filed for approval by Nektar partners in both the U.S. and the EU, including UCB's Cimzia(TM) for Crohn's Disease.

    Conference Call Information

    Mr. Howard W. Robin, president and chief executive officer, will host a conference call today for analysts and investors beginning at 2:00 p.m. Pacific Time, to discuss further the company's performance.

    Investors can access a live audio-only webcast through a link that is posted on the Investor Relations section of Nektar's website at http://www.nektar.com. The web broadcast of the conference call will be available for replay through March 14, 2007.

    Analysts and investors can also access the conference call live via telephone by dialing 800-640-9765 (U.S.); 1-847-413-4837
(international). The passcode is 17025300 and the host is Mr. Howard Robin. An audio replay will be available shortly following the call through March 14, 2007 and can be accessed by dialing 877-213-9653 (U.S.); or 1-630-652-3041 (international) with a passcode of 17025300. In the event that any non-GAAP financial measure is discussed on the conference call that is not described in the press release, related information will be made available on the Investor Relations page at the Nektar website as soon as practical after the conclusion of the conference call.

    About Nektar

    Nektar Therapeutics is a biopharmaceutical company with a mission to develop and enable differentiated therapeutics with its industry-leading technologies, expertise and manufacturing capabilities. Nektar technology and know-how have enabled nine approved products for partners, which include the world's leading pharmaceutical and biotechnology companies. Nektar is also developing its own products by applying its technologies and expertise to existing medicines with the objective to enhance performance, such as improving efficacy, safety and compliance.

    Non-GAAP Financial Measures

    The company provides all information required in accordance with GAAP, but it believes that evaluating its ongoing results of operations may be difficult to understand if limited to reviewing only GAAP financial results. In managing the company's business, management reviews non-GAAP net loss and non-GAAP net loss per common share which excludes, as applicable, SFAS 123R stock-based compensation charges, litigation charges, impairment of long-lived assets, and severance and restructuring charges to evaluate the company's ongoing and future financial and operating results.

    Management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial measures. The company considers and presents such non-GAAP financial measures in measuring, reporting, and forecasting its financial results to provide management and investors with an additional tool to evaluate the company's operating results in a manner that focuses on what management believes to be the company's ongoing business operations. Management believes that the inclusion of non-GAAP financial measures provides consistency and comparability with past reports of financial results and future projections of revenue and net loss financial measures. Investors should note, however, that the non-GAAP financial measures used by the company may not be the same non-GAAP financial measures as, and may not be calculated in the same manner as that of other companies with which investors may compare the financial results of the company. Management believes it is useful for the company and investors to review both GAAP information that includes the expenses and charges mentioned above and the non-GAAP financial measures that exclude such special expenses and charges to have a better understanding of the overall performance of the company's business, its allocation of resources and its ability to perform in the future. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

    This press release contains forward-looking statements that reflect the company's current views and expectations as to the Exubera product potential, the value of the company's technology platforms, prospects for the company's business, and financial estimates for the 2007 calendar year. These forward-looking statements involve risks and uncertainties, including but not limited to: (i) the commercial launch of Exubera is in the early stages and it is difficult to predict future Exubera sales which will depend upon, among other factors, specialist and physician education, patient experiences, third party payor reimbursement, and the impact of competition from alternative diabetes therapies (ii) the company's and Pfizer's ability to manufacture and supply sufficient quantities of Exubera product to meet patient demand (iii) the discovery of any new or more severe side effects or negative efficacy findings for Exubera or any product liability claims related thereto (iv) investment in the company's proprietary product development programs may adversely impact results of operations and financial condition (v) Nektar's success or the success of Nektar's partners in obtaining regulatory approvals for product candidates, (vi) a material negative impact on results of operations for future periods as a result of the application of SFAS 123R related to expensing of stock-based compensation, and (vii) the outcome of any existing or future intellectual property or other litigation related to our partner or proprietary products and product candidates. Other important risks and uncertainties are detailed in the company's reports and other filings with the SEC, including its most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and Current Reports on Form 8-K. Actual results could differ materially from the forward-looking statements contained in this press release. The company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

    Exubera is a registered trademark of Pfizer Inc.

                         NEKTAR THERAPEUTICS
                     CONSOLIDATED BALANCE SHEETS
                            (In thousands)


                                             December 31, December 31,
                                                 2006         2005
                                             (unaudited)      (1)
                                             ------------ ------------

                   ASSETS

Current assets:
    Cash and cash equivalents                    $63,760     $261,273
    Short-term investments                       394,880      214,928
    Accounts receivable, net of allowance         47,148       12,494
    Inventory                                     14,656       18,627
    Other current assets                          14,595       12,521
                                             ------------ ------------
        Total current assets                     535,039      519,843

Long-term investments                              8,337       90,222
Property and equipment, net                      133,812      142,127
Goodwill                                          78,431       78,431
Other intangible assets, net                       3,626       13,452
Other assets                                       8,932       14,479
                                             ------------ ------------
                                                $768,177     $858,554
                                             ============ ============


    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                              $8,160      $16,131
    Accrued compensation                          12,994       10,385
    Accrued expenses                              16,987       12,439
    Interest payable                               3,814        3,791
    Capital lease obligations, current
     portion                                         711          536
    Deferred revenue, current portion             16,409       15,487
    Convertible subordinated notes, current
     portion                                     102,653            -
    Other current liabilities                      3,586       10,826
                                             ------------ ------------
        Total current liabilities                165,314       69,595

Convertible subordinated notes                   315,000      417,653
Capital lease obligations                         19,759       20,470
Deferred revenue                                  23,697        8,374
Other long-term liabilities                       17,347       15,651

Commitments and contingencies

Stockholders' equity:
    Preferred stock                                    -            -
    Common stock                                       9            9
    Capital in excess of par value             1,283,982    1,233,690
    Deferred compensation                              -       (2,949)
    Accumulated other comprehensive income
     (loss)                                           62       (1,707)
    Accumulated deficit                       (1,056,993)    (902,232)
                                             ------------ ------------
        Total stockholders' equity               227,060      326,811
                                             ------------ ------------
                                                $768,177     $858,554
                                             ============ ============


(1) The consolidated balance sheet at December 31, 2005 has been derived from the audited financial statements at that date but does not include all of the information and notes required by accounting principles generally accepted in the United States for complete financial statements. Certain 2005 amounts have been reclassified between line items to conform with the 2006 presentation.

                         NEKTAR THERAPEUTICS
                CONSOLIDATED STATEMENTS OF OPERATIONS
            ( In thousands, except per share information)

                                 Unaudited             Unaudited
                            -------------------- ---------------------
                            Three-Months Ended   Twelve-Months Ended
                                December 31,          December 31,
                            -------------------- ---------------------
                              2006      2005       2006       2005
                            --------- ---------- ---------- ----------


Revenue:
   Product sales and
    royalties                $55,551     $9,053   $153,556    $29,366
   Contract research          12,053     18,865     56,303     81,602
   Exubera commercialization
    readiness                  2,300      4,963      7,859     15,311
                            --------- --------------------- ----------
Total revenue                 69,904     32,881    217,718    126,279

Operating costs and
 expenses:
   Cost of goods sold         40,100      6,915    113,921     23,728
   Exubera commercialization
    readiness costs            1,042      4,233      4,168     12,268
   Research and development   42,521     42,338    149,381    151,659
   General and
    administrative            17,441     13,659     78,319     43,852
   Litigation settlement           -          -     17,710          -
   Amortization of
    intangible assets            708      1,261      4,039      4,206
   Impairment of long lived
    assets                     8,254     65,340      9,410     65,340
   Purchased in-process R&D        -      7,859          -      7,859
                            --------- ---------- ---------- ----------
Total operating costs and
 expenses                    110,066    141,605    376,948    308,912
                            --------- ---------- ---------- ----------

Loss from operations         (40,162)  (108,724)  (159,230)  (182,633)


Interest income                6,134      5,339     23,450     13,022
Interest expense              (4,921)    (5,177)   (20,256)   (14,085)
Other income (expense), net      922        323      2,103     (1,249)
Loss on extinguishment of
 debt                              -          -          -       (303)
                            --------- ---------- ---------- ----------

Loss before benefit for
 income taxes                (38,027)  (108,239)  (153,933)  (185,248)

Benefit for income taxes        (828)       137       (828)       137
                            --------- ---------- ---------- ----------

Net loss                    $(38,855) $(108,102) $(154,761) $(185,111)
                            ========= ========== ========== ==========


Basic and diluted net loss
 per share                    $(0.43)    $(1.23)    $(1.72)    $(2.15)

Weighted average shares used
 in computing basic and
 diluted net loss per share   90,499     87,648     89,789     85,915


The consolidated statement of operations at December 31, 2005 has been derived from the audited financial statements at that date but does not include all of the information and notes required by accounting principles generally accepted in the United States for complete financial statements. Certain 2005 amounts have been reclassified between line items to conform with the 2006 presentation.

                         NEKTAR THERAPEUTICS
   Reconciliation of GAAP Financial Measures to Non-GAAP Financial
                               Measures
            ( In thousands, except per share information)


                                 Unaudited             Unaudited
                            -------------------- ---------------------
                            Three-Months Ended   Twelve-Months Ended
                                December 31,          December 31,
                            -------------------- ---------------------
                              2006      2005       2006       2005
                            --------- ---------- ---------- ----------

GAAP net loss               $(38,855) $(108,102) $(154,761) $(185,111)

Adjustments to GAAP net
 loss:

   SFAS 123R stock-based
    compensation expense,
    excluding severance        4,028          -     17,318          -
   Litigation settlement           -          -     17,710          -
   Impairment of long lived
    asset (1)                  5,497     65,340      5,497     65,340
   Purchased in-process R&D               7,859                 7,859
   Severance and
    restructuring charges        311          -     21,896          -
                            --------- ---------- ---------- ----------

Non-GAAP net loss (2)       $(29,019)  $(34,903)  $(92,340) $(111,912)
                            ========= ========== ========== ==========



GAAP basic and diluted net
 loss per common share        $(0.43)    $(1.23)    $(1.72)    $(2.15)

Adjustments to GAAP basic
 and diluted net loss per
 common share:

   SFAS 123R stock-based
    compensation expense,
    excluding severance         0.05          -       0.19          -
   Litigation settlement           -          -       0.20          -
   Impairment of long lived
    asset                       0.06       0.75       0.06       0.76
   Purchased in-process R&D        -       0.09          -       0.09
   Severance and
    restructuring charges       0.00          -       0.24          -
                            --------- ---------- ---------- ----------

Non-GAAP basic and diluted
 net loss per common share
 (1)                          $(0.32)    $(0.40)    $(1.03)    $(1.30)
                            ========= ========== ========== ==========

Shares used in computing
 non-GAAP basic and diluted
 net loss per share           90,499     87,648     89,789     85,915


(1) 2005 - writeoff of intangible assets associated with Nektar UK subsidiary; 2006 - writeoff of intangible assets associated with Aerogen, Inc.

(2) These non-GAAP financial measures are not presented as a measure of operating results and should not be construed as an alternative to either (i) income from operations or (ii) cash flows from operating activities. The company's management provides these non-GAAP financial measures to present investors with additional information that the company's management considers in assessing the company's results of operations, and to enhance investors' overall understanding of the company's financial performance.

                         NEKTAR THERAPEUTICS
   Reconciliation of Non-GAAP Projected Financial Guidance for 2007
                            (In millions)



Refer to the discussion of non-GAAP financial measures included in the accompanying press release for additional information.


                                     2007 Projected Financial Guidance
                                     ---------------------------------

   2007 Exubera-related projected                     to
    revenue range                             $110               $130
   2007 other revenue                          100                120
                                     --------------        -----------
2007 projected total revenue range            $210    to         $250
                                     ==============        ===========

Projected GAAP net loss                      $(110)   to        $(130)

Adjustments to GAAP net loss:

   SFAS 123R stock-based compensation
    expense                                     25                 25
   Aerogen restructuring                        10                 10

Projected Non-GAAP net loss                   $(75)   to         $(95)
                                     ==============        ===========


    CONTACT: Nektar Therapeutics
             Joyce Strand, 650-631-3138